Exhibit 99.1

Jaguar Health Promotes Jonathan Wolin to Chief of Staff, Chief Compliance Officer & General Counsel

San Francisco, CA (September 9, 2019): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) announced today that the Company has promoted Jonathan Wolin, an accomplished healthcare and biotech executive, to the expanded role of chief of staff, chief compliance officer and general counsel.

“We are thrilled to have Jon take on this important and expanded role as part of Jaguar’s management team. He has a proven track record of leadership across our legal function, as well as broad business and compliance experience in the life sciences space,” commented Lisa Conte, Jaguar’s president and CEO. “He has served as a trusted advisor to myself, our board, and key leaders across different parts of our business at a very key time, now that we’ve transitioned from an R&D company into a commercial-stage human health product company with a pipeline of potential crofelemer follow-on indications as we look to build Jaguar into a global leader in the development and commercialization of novel entries into the field of gastrointestinal health.”

Mr. Wolin, who joined Jaguar in November of 2018, previously held the title of chief compliance officer and corporate counsel at the Company. He has more than 25 years of compliance, legal, and business experience in the life science, biotech and healthcare fields. Prior to joining Jaguar, he was the chief administrative officer for Pacific Pulmonary Services. He also served as the chief compliance officer at other public and private companies, including Natera, Inc., Pacific Pulmonary Services, and Celera, Inc. Additionally, Mr. Wolin was general counsel for Berkeley HeartLab, Inc. and a healthcare partner at the Mintz Levin law firm in Washington, DC. Mr. Wolin has been part of leadership teams during three acquisitions, an IPO, and a turnaround. He holds a Bachelor of Science degree in accounting from the University of Maryland College Park, an MBA from the George Washington University School of Business, and a law degree from the Catholic University of America, Columbus School of Law. Additionally, Mr. Wolin is certified in Healthcare Compliance and Healthcare Privacy Compliance.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding efforts to build Jaguar into a global leader in the development and commercialization of novel entries into the field of gastrointestinal health. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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